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                                                                    EXHIBIT 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the use in this Registration Statement on Form S-4 (File No. 333-64386) of Cardiac Science, Inc. of our report dated March 24, 2000, except for Notes K and L as to which date is June 5, 2000, which contains an explanatory paragraph regarding the company's ability to continue as a going concern, relating to the financial statements of Cadent Medical Corporation, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP
Boston, Massachusetts

July 30, 2001